UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 7, 2017, Alere Inc. (the “Company”) held a special meeting of holders of shares of the Company’s common stock (the “Special Meeting”). The Company filed its Definitive Proxy Statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission (the “SEC”) on June 6, 2017.

As of the close of business on May 31, 2017, the record date for the Special Meeting, there were approximately 87,368,721 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of 63,592,624 shares of the Company’s common stock was represented in person or by proxy at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1. Proposal to adopt the Agreement and Plan of Merger, dated as of January 30, 2016 (the “Original Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated as of April 13, 2017 (the “Merger Agreement Amendment”) by and among Abbott Laboratories (“Abbott”), the Company and Angel Sub, Inc., a wholly owned subsidiary of Abbott which became party to the Original Merger Agreement through execution of a joinder agreement to the Original Merger Agreement on February 2, 2016 (the Original Merger Agreement, as amended by the Merger Agreement Amendment, the “Merger Agreement”).

For	Against	Abstain	Broker Non-Votes
63,355,202	29,718	207,704	0

The proposal to adopt the Merger Agreement was approved, receiving the affirmative vote of approximately 72.5% of the shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting.

2. Proposal to approve, by non-binding, advisory vote, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the merger contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
52,337,020	11,023,011	232,593	0

The proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement was approved, receiving the affirmative vote of approximately 82.3% of the shares of the Company’s common stock cast affirmatively or negatively on that proposal.

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to adopt the Merger Agreement. As there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the holders of shares of the Company’s common stock for approval at the Special Meeting.

Item 8.01	Other Events.

On July 7, 2017, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from Alere’s ongoing business operations; (vi) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and (vii) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the Securities and Exchange Commission on June 5, 2017) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: July 7, 2017	By:	/s/ Douglas Barry
Name: Douglas Barry
Title: Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 7, 2017